QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report on Form 10-Q of Guitar Center Holdings, Inc. (the "Company") for the quarterly period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned Gregory Trojan, principal executive officer of the Company, and Erick Mason, principal financial officer of the Company, certifies, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company and its subsidiaries.

Date: November 14, 2011	/s/ GREGORY TROJAN Gregory Trojan Chief Executive Officer (Principal Executive Officer)
Date: November 14, 2011	/s/ ERICK MASON Erick Mason Executive Vice President and Chief Financial Officer (Principal Financial Officer)

QuickLinks

  EXHIBIT 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002